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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-90458) and the related Prospectus of Hyseq, Inc. for the registration of 6,948,454 shares of its common stock, and to the incorporation by reference therein of our report dated February 2, 2000, with respect to the consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1999, included in its Annual Report (Form 10-K/A) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                               /s/ ERNST & YOUNG LLP


Palo Alto, California
July 2, 2002